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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                     CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 March 24, 2004
               Date of Report (Date of earliest event reported):


                          Commission File Number 0-6694
                                    ____________________

                            MEXCO ENERGY CORPORATION
             (Exact Name of Registrant as specified in its charter)

                                    ____________________

          Colorado                                            84-0627918
          --------                                            ----------
(State or other jurisdiction of)                           (I.R.S. Employer
                                                           Identification No.)

                                    ____________________

                   214 W. Texas, Suite 1101, Midland, TX 79701
                   -------------------------------------------
                    (Address of principal executive offices)

                                        432-682-1119
                                        ------------
                      (Issuer's telephone number, including area code)


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Item 5.     Other Events.

Feasibility Study

      On March 24, 2004, Mexco Energy Corporation issued a news release to announce that the Company entered into agreements to begin a preliminary feasibility study for exploration and development of natural gas reserves in Russia.

      In early April of this year, a team of U.S. and Russian experts will commence a feasibility study of a number of undeveloped natural gas fields located in the vicinity of Gasprom pipelines which serve Russia. This study will be conducted over approximately a two-month period.

      This agreement contemplates operations through a Russian company which would be owned 45% by Mexco Energy Corporation, 5% by three individuals and 50% by a Russian Corporation, Yava-Stroi. The individuals owning the 5% interest, in equal shares are: John C. Dorn, formerly a Vice President of Forest Oil Corporation, Arden R. Grover, a Director of Mexco Energy Corporation, and Stephen Jenkins, a developer of oil and gas investments in Russia.

      Copy of the news release is filed as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits

(c)         Exhibits

            The following exhibit is filed as part of this Current Report of Form 8-K:

            Exhibit Number and Description

            99.1  News Release dated March 24, 2004.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MEXCO ENERGY CORPORATION


                                              Date:  March 24, 2004

                                              By:/s/ Tammy L. McComic
                                                 -----------------------------
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer